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                                                        EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement on Form S-3 and the related combined Prospectus of Federal-Mogul Corporation for the registration of $100,000,000 of debt securities, preferred stock, depository shares, common stock and warrants, and to the incorporation by reference therein of our report dated February 8, 1994, with respect to the consolidated financial statements and schedules of Federal-Mogul Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG


Detroit, Michigan
July 20, 1994